Morgan Stanley Institutional Fund Trust U.S. Core Fixed Income Portfolio
                          Item 77(O) 10F-3 Transactions
                        October 1, 2004 - March 31, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund



                                                                Citigr
Wiscon  11/17    -     $99.98 $250,00  60,000    0.02%  0.03%    oup,   Citigr
  sin    /05                   0,000                            Morgan    oup
Electr                                                          Stanle
  ic                                                              y,
 Power                                                          Wachov
                                                                  ia
                                                                Securi
                                                                 ties

                                                                Citigr
                                                                 oup,
                                                                Goldma
Clorox  11/30    -     $100.0 $500,00  230,00    0.05%  0.10%     n,    Goldma
Compan   /05             0     0,000      0                     Sachs      n
   y                                                            & Co.,   Sachs
                                                                JPMorg
                                                                 an,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                ties,
                                                                 BNP
                                                                PARIBA
                                                                S, ING
                                                                Financ
                                                                 ial
                                                                Market
                                                                  s,
                                                                Mitsub
                                                                 ishi
                                                                Securi
                                                                ties,
                                                                Calyon
                                                                Securi
                                                                 ties
                                                                (USA),
                                                                Morgan
                                                                Stanle
                                                                  y